Exhibit 99.3

TEAM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of May 31, 2007

(in thousands, except share and per share data)

	Team Historical	Aitec Historical		Pro Forma Adjustments Aitec Acquisition		Pro Forma Adjustments Sale of Weldsonix	Team Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$4,335	$443		$—	f	$(311)	$4,467
Receivables, net of allowance	84,496	13,062		—	f	(1,820)	95,738
Inventories	11,518	383		—		—	11,901
Deferred income taxes	—	—		—		—	—
Prepaid expenses and other current assets	7,164	692		—	f	(406)	7,450

Total Current Assets	107,513	14,580		—		(2,537)	119,556

Property, plant and equipment, net	35,166	2,631		—		—	37,797
Intangible assets, net of accumulated amortization	458	71	a	(71)		—	458
Goodwill	26,452	2,134	a	(2,134)		—	26,452
Other assets, net	1,465	—		—		—	1,465
Unallocated purchase price	—	—	a	22,947	f	1,558	24,505

Total Assets	$171,054	$19,416		$20,742		$(979)	$210,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$4,862	$9,755	b	$(9,755)		$—	$4,862
Accounts payable	10,560	3,251		—	f	(279)	13,532
Other accrued liabilities	15,906	2,454	c	500	f	(700)	18,160
Insurance note payable	4,734	—		—		—	4,734
Current income taxes payable	—	65		—		—	65
Deferred income taxes	1,222	1		—		—	1,223

Total Current Liabilities	37,284	15,526		(9,255)		(979)	42,576

Deferred income taxes	486	99		—		—	585
Related party loans	—	6,514	b	(6,514)		—	—
Long-term debt	48,774	473	b,d	33,315		—	82,562

Total Liabilities	86,544	22,612		17,546		(979)	125,723

Minority interest	307	—		—			307
Redeemable preferred shares	—	5,636	e	(5,636)		—	—
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—		—		—	—
Common stock	2,984	1	e	(1)		—	2,984
Additional paid-in capital	49,159	13	e	(13)		—	49,159
Retained earnings (deficit)	36,447	(6,253)	e	6,253		—	36,447
Accumulated other comprehensive gain (loss)	645	(2,593)	e	2,593		—	645
Treasury stock at cost	(5,032)	—		—		—	(5,032)

Total Stockholders’ Equity	84,203	(8,832)		8,832		—	84,203

Total Liabilities and Stockholders’ Equity	$171,054	$19,416		$20,742		$(979)	$210,233

See notes to unaudited pro forma condensed consolidated financial statements.

TEAM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year ended May 31, 2007

(in thousands, except per share data)

	Team Historical	Aitec Historical		Pro Forma Adjustments Aitec Acquisition		Pro Forma Adjustments Sale of Weldsonix	Team Pro Forma
Revenues	$318,348	$57,759		$—	k	$(10,683)	$365,424
Operating expenses	208,186	42,951		—	k	(9,229)	241,908

Gross margin	110,162	14,808		—		(1,454)	123,516
Selling, general and administrative expenses:
SG&A	79,825	16,747	g	(6,700)	k	(1,350)	88,522
Impairment and other	—	2,235	h	(2,235)		—	—

Operating income (loss)	30,337	(4,174)		8,935		(104)	34,994
Interest expense, net	4,204	654	i	1,872	k	(155)	6,575

Earnings (loss) before income taxes	26,133	(4,828)		7,063		51	28,419
Provision for income taxes	10,618	359	j	523	j	47	11,547

Income (loss) from continuing operations	$15,515	($5,187)		$6,540		$4	$16,872

Net income from continuing operations per common share:
Basic	$1.77						$1.92
Diluted	$1.64						$1.79

Weighted averages shares outstanding:
Basic	8,770						8,770
Diluted	9,433						9,433

See notes to unaudited pro forma condensed consolidated financial statements.

TEAM, INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET AND STATEMENT OF OPERATIONS

1.	Basis of Presentation:

Included in this report are a pro forma balance sheet and statement of operations reflecting the pro forma effect of Team, Inc.’s (“Team,” “we,” “our,” “us” or the “Company”) acquisition of Aitec, Inc. and related companies (“Aitec Holdings Group” or “Aitec”), and the subsequent disposition of the Weldsonix subsidiary of Aitec, as if the transactions had occurred on June 1, 2006.

The unaudited pro forma condensed statement of operations for the twelve months ended and balance sheet as of May 31, 2007, are derived from:

•	the historical financial statement (audited) of Team as of and for the 12 months ended May 31, 2007; and

•

the historical financial statements (audited) of Aitec as of and for the 8 month period ended May 31, 2007 and the historical books and records (unaudited) of Aitec as of and for the 4 month period ended September 30, 2006.

The Company’s historical statement of operations does not include the results of Aitec as of May 31, 2007. Accordingly, the pro forma adjustments represent the period from June 1, 2006 to May 31, 2007, with pro forma adjustments based on assumptions we have deemed appropriate.

The acquisition and the related adjustments are described in the accompanying notes. In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed balance sheet and statement of operations.

The unaudited pro forma condensed balance sheet and statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results that would actually have occurred if the acquisition had occurred as presented in such statement or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statement due to factors described in Item 1A “Risk Factors” included in our Annual Report on Form 10-K for the year ended May 31, 2007 filed with the Securities and Exchange Commission. The following unaudited pro forma condensed balance sheet and statement of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended May 31, 2007.

The pro forma statements should also be read in conjunction with the historical combined statements of operations and combined balance sheet for Aitec incorporated by reference herein at Exhibit 99.2.

2.	Acquisition Date:

The acquisition of Aitec was completed and effective on June 1, 2007 for approximately $37 million CDN (approximately $34 million USD, based upon the currency exchange rate at closing). On June 2, 2007 we disposed of the Weldsonix subsidiary of Aitec by selling all stock of the subsidiary to Weldsonix management.

3.	Preliminary Purchase Price Allocation:

We are in the early stages of determining the fair values of the assets and liabilities assumed. The following table presents the preliminary purchase price for Aitec:

(unaudited)
Cash	$443
Accounts receivable	13,062
Inventories	383
Prepaids and other current assets	692
Property, plant and equipment	2,631
Unallocated purchase price	22,947

Total assets acquired	40,158

Accounts payable	3,251
Accrued liabilities and other	3,020
Deferred taxes	99

Total liabilities assumed	6,370

Net assets acquired	$33,788

4.	Pro Forma Adjustments:

As noted above, the results of Aitec are included in the results of the Company effective June 1, 2007. The pro forma statement of operations includes adjustments to reflect the acquisition as if it had occurred on June 1, 2006. The unaudited pro forma combined balance sheet and statement of operations has been adjusted to:

(a)	Establish unallocated purchase price pending establishment of fair values for assets and liabilities acquired.

(b)	Reflect repayment of debt with sale proceeds.

(c)	Record accrued liabilities for estimated professional fees and other costs associated with the transaction.

(d)	Reflect incremental increase in long-term debt utilized to fund the acquisition.

(e)	Purchase of Aitec shares.

(f)	Reflect sale of Weldsonix subsidiary of Aitec on June 2, 2007.

(g)	Eliminate compensation related expenses pertaining to former management.

(h)	Eliminate the impact of impairment charges to goodwill and long term assets relating to the Weldsonix subsidiary of Aitec.

(i)	Record incremental interest expense of $1.9 million based on annual interest expense associated with incremental Team debt of approximately $34 million.

(j)	Adjust the overall pro-forma effective tax rate to reflect the Team effective rate of 41%.

(k)	Eliminate the results of operations pertaining to the Weldsonix subsidiary of Aitec.

We do not expect to incur any significant incremental increase in general and administrative expense as a result of this acquisition.